UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 26, 2012

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975                                          61-0647538

(Commission File Number)                      (IRS Employer Identification No.)

500 West Main Street, Louisville, KY                          40202

(Address of Principal Executive Offices)                         (Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The regular annual meeting of the stockholders of Humana Inc. was held in Louisville, Kentucky on April 26, 2012, for the purpose of voting on the proposals described below.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there was no solicitation in opposition to management’s nominees for directors.  All nominees for director listed below were elected.  The term of office for each director will be until the next annual meeting or until their successors shall be elected and qualified.

The final results of the election of directors were as follows:

Name	For	Against	Abstained	Broker Non-Votes
Michael B. McCallister	126,293,088	3,523,530	52,066	9,740,260
Frank A. D’Amelio	129,039,349	728,413	100,922	9,740,260
W. Roy Dunbar	126,550,034	3,213,176	105,474	9,740,260
Kurt J. Hilzinger	129,533,647	224,328	110,709	9,740,260
David A. Jones, Jr.	128,776,552	1,029,550	62,582	9,740,260
William J. McDonald	126,568,498	3,190,157	110,029	9,740,260
William E. Mitchell	128,176,416	1,575,768	116,500	9,740,260
David B. Nash, M.D.	129,387,749	371,639	109,296	9,740,260
James J. O’Brien	129,500,761	251,403	116,520	9,740,260
Marissa T. Peterson	126,531,210	3,235,133	102,341	9,740,260

In addition, the stockholders approved the following:

(1)
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, by a vote of 138,260,394 for; 1,290,511 against; and 58,039 abstentions.

(2)
On an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in the Company’s proxy statement for the April 26, 2012 Annual Meeting of Stockholders, by a vote of 122,412,545 for; 7,181,770 against; and 265,369 abstentions; with 9,740,260 broker non-votes.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Vice President and Controller (Principal Accounting Officer)

Dated:    April 26, 2012